UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

ENERGY CONVERSION DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8403	38-1749884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2956 Waterview Drive, Rochester Hills, MI	48309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 293-0440

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Energy Conversion Devices, Inc. (“ECD” or the “Company”) appointed William C. “Kriss” Andrews Executive Vice President and Chief Financial Officer, effective November 10, 2010. Mr. Andrews had been serving as the Company’s Interim Chief Financial Officer since April 5, 2010.

Mr. Andrews’ employment by ECD is at will. According to the terms of an Offer Letter between the Company and Mr. Andrews (the “Offer Letter”), he will be paid an annual base salary of $330,000 and will be eligible to receive a discretionary annual incentive bonus of 60% of his base salary. Mr. Andrews also will be eligible for the standard ECD benefits. In connection with his employment, Mr. Andrews received a sign-on award of 15,000 shares of restricted stock units (RSUs) and an additional 13,900 shares of RSUs as part of the Company’s FY2011 long-term incentive awards. The RSUs were granted pursuant to the Company’s 2006 Stock Incentive Plan and settle on a one-for-one basis in shares of ECD common stock and vest on November 10, 2013. A copy of the Offer Letter between Mr. Andrews and the Company is attached as Exhibit 10.1.

In connection with his employment, Mr. Andrews became a participant in the Company’s Executive Severance Plan (the “Severance Plan”) pursuant to which he will be eligible to receive the severance benefits described in the Severance Plan in the event of a “Qualifying Termination” (as defined under the Severance Plan) with a Severance Coverage Period (as defined under the Severance Plan) of 12 months. Under the terms of his Participant Agreement which is in the Company’s standard form, Mr. Andrews has agreed to certain restrictive covenants, including matters pertaining to confidentiality, non-competition, non-solicitation and non-disparagement.

Prior to joining ECD, Mr. Andrews, 58, spent 12 years at global business advisory firm BBK Ltd., where he was most recently a Senior Managing Director and co-lead of the firm’s North American automotive practice. At BBK, Mr. Andrews advised clients on numerous complex financial transactions and operational improvements, served as a client’s interim CFO, and served for two years on the firm’s Executive Committee. Mr. Andrews also served as Vice President of Finance for Philip Services Corporation’s By-Products Recovery Group, and before that as General Manager at two groups within Rollins Environmental Services. He also spent 13 years serving GATX Corporation in multiple financial positions, including CFO of two of its largest subsidiaries.

Item 9.01 Financial Statements and Exhibits

(d)      Exhibits:

10.1	Offer Letter dated November 10, 2010 between Energy Conversion Devices, Inc. and William C. Andrews

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By: /s/ Jay B. Knoll
Jay B. Knoll
Executive Vice President

Date: November 12, 2010

EXHIBIT INDEX

Exhibit No.              Description

10.1	Offer Letter dated November 10, 2010 between Energy Conversion Devices, Inc. and William C. Andrews

4